UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): December 6, 2017
UTG, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16867	20-2907892
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)
205 North Depot Street
Stanford, KY 40484
 (Address of principal executive offices and zip code)
(217) 241-6300
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.02.  Compensatory Arrangements of Certain Officers.

At a meeting of the Compensation Committee of the Board of Directors on December 6, 2017, salary changes were approved for Mr. Jesse T. Correll, CEO and Chairman of the Board of Directors, Mr. Theodore C. Miller, Corporate Secretary and CFO, Mr. James P. Rousey, President and Mr. Douglas P. Ditto, Vice President.

Approved salary changes were as follows; Mr. Jesse T. Correll, CEO and Chairman of the Board of Directors an annual increase of $1,250 making his new annual salary $176,250, Mr. Theodore C. Miller, Corporate Secretary and CFO an annual increase of $5,000 making his new annual salary $80,000, Mr. James P. Rousey, President a salary adjustment making his new annual salary $95,000 and Mr. Douglas P. Ditto, Vice President an annual increase of $8,750 making his new annual salary $138,750.  The salary changes become effective January 1, 2018.

Messrs. Correll and Rousey are members of the Board of Directors, but are not members of the Compensation Committee.  The Company continues to have neither written employment agreements nor oral arrangements with any of its corporate officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTG, INC.

Date:	December 6, 2017	By:	/s/ Theodore C. Miller
Theodore C. Miller
Senior Vice President and Chief Financial Officer